Calculation of Filing Fee Tables
S-4
FIRST MERCHANTS CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, without par value	457(o)	6,317,594		$ 230,257,703.74	0.0001381	$ 31,798.59
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 230,257,703.74		$ 31,798.59
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 31,798.59
Offering Note
[1]	Rule 457(f) Fee Calculation Details

(1) Represents the estimated maximum number of shares of common stock, without par value, of First Merchants Corporation ("First Merchants" and such shares, the "First Merchants common stock") to be issued upon the completion of the transactions contemplated by the Agreement and Plan of Reorganization, dated as of September 24, 2025, by and among First Merchants and First Savings Financial Group, Inc. ("First Savings") (as may be amended, the "merger agreement" and such transactions contemplated thereby, the "mergers") and is based upon the product of (a) the maximum number of shares of common stock, $0.01 par value per share, of First Savings ("First Savings common stock") outstanding as of September 23, 2025, or issuable or that may be assumed or exchanged in connection with the merger, collectively equal to 7,432,463, multiplied by (b) the exchange ratio of 0.85 shares of First Merchants common stock for each share of First Savings common stock. (2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and calculated pursuant to Rules 457(c) and 457(f)(1) promulgated thereunder. The proposed maximum aggregate offering price is equal to the product of (i) $30.98, the average of the high and low prices of First Savings common stock, as reported on the Nasdaq Capital Market on October 9, 2025, and (ii) 7,432,463, the estimated maximum number of shares of First Savings common stock that may be received by First Merchants and/or cancelled upon consummation of the merger.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
7,432,463	$ 30.98	$ 230,257,703.74			$ 230,257,703.74

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A